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                                                                    EXHIBIT 23.2


                      [MILLER AND LENTS, LTD. LETTERHEAD]


                                 March 27, 2002


Cal Dive International, Inc.
400 North Sam Houston Parkway East
Suite 400
Houston, TX 77060

                          Re:  Cal Dive International, Inc.
                               Securities and Exchange Commission 2001 Form 10-K Consent Letter

Gentlemen:

         The firm of Miller and Lents, Ltd. consents to the naming of it as experts and to the incorporation by reference of its report letter dated January 30, 2002 concerning the proved reserves as of December 31, 2001 attributable to Energy Resource Technology, Inc. in the Annual Report of Cal Dive International, Inc. on Form 10-K to be filed with the Securities and Exchange Commission.

         Miller and Lents, Ltd. has no interests in Cal Dive International, Inc. or in any of its affiliated companies or subsidiaries and is not to receive any such interest as payment for such report and has no director, officer, or employee employed or otherwise connected with Cal Dive International, Inc. We are not employed by Cal Dive International, Inc. on a contingent basis.

                                                 Very truly yours,

                                                 MILLER AND LENTS, LTD.


                                                 By /s/ GREGORY W. ARMES
                                                   -----------------------------
                                                   Gregory W. Armes
                                                   President

GWA/hsd
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                      [MILLER AND LENTS, LTD. LETTERHEAD]





                                 March 27, 2002



Mr. Johnny Edwards
Cal Dive International, Inc.
400 North Sam Houston Parkway East
Suite 400
Houston, TX 77060

          Re:  Cal Dive International, Inc.
               Securities and Exchange Commission 2001 Form 10-K
               Consent Letter

Dear Mr. Edwards:

     As you requested, enclosed is the consent letter to be used in connection with the filing of Cal Dive International, Inc's. Form 10-K. We provide this consent based on the Form 10-K we received via e-mail on March 27, 2002.

     On completion of the filing, we request that you send us one copy of the final version of the Form 10-K for our files.

     Please let us know if we can be of further assistance.

                                        Very truly yours,

                                        MILLER AND LENTS, LTD.



                                        By: /s/ GREGORY W. ARMES
                                           -----------------------------------
                                            Gregory W. Armes
                                            President


GWA/hsd

Enclosure